N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 22, 2024

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance; Increases 2024 Earnings Guidance

CHICAGO, IL – July 22, 2024 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2024. All per share results are reported on a fully diluted basis unless otherwise noted.

FINANCIAL RESULTS
($ in millions, except per share data)	Quarter Ended June 30,
	2024	2023	$ Change	% Change (1)
Net Income per Common Share	$0.42	$0.34	$0.08	24.3%
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.69	$0.61	$0.08	13.5%
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.66	$0.64	$0.02	2.9%

	Six Months Ended June 30,
	2024	2023	$ Change	% Change (1)
Net Income per Common Share	$1.01	$0.78	$0.23	29.4%
FFO per Common Share and OP Unit	$1.55	$1.33	$0.22	16.6%
Normalized FFO per Common Share and OP Unit	$1.44	$1.36	$0.08	5.9%
_____________________
1.Calculations prepared using actual results without rounding.
Operations Update
Normalized FFO per Common Share and OP Unit for the quarter ended June 30, 2024 was $0.66, representing a 2.9% increase compared to the same period in 2023, outperforming the midpoint of our guidance range of $0.64. Normalized FFO for the six months ended June 30, 2024, was $1.44 per Common Share and OP Unit, representing a 5.9% increase compared to the same period in 2023. Core property operating revenues increased 4.6% and Core income from property operations, excluding property management increased 5.5% for the quarter ended June 30, 2024, compared to the same period in 2023. For the six months ended June 30, 2024, Core property operating revenues increased 5.2% and Core income from property operations, excluding property management increased 6.4% compared to the same period in 2023.
MH
Core MH base rental income for the quarter ended June 30, 2024 increased 6.2% compared to the same period in 2023, which reflects 6.0% growth from rate increases and 0.2% from occupancy gains. Core MH homeowners increased by 171, and we sold 255 new homes during the quarter ended June 30, 2024. The new homes sold had an average sales price of approximately $89,000. Core MH base rental income for the six months ended June 30, 2024 increased 6.3% compared to the same period in 2023, which reflects 6.1% growth from rate increases and 0.2% from occupancy gains.

i

RV and Marina
Core RV and marina base rental income for the quarter ended June 30, 2024 increased 2.0% compared to the same period in 2023. Core RV and marina annual base rental income increased 6.6% for the quarter ended June 30, 2024, compared to the same period in 2023. Core RV and marina base rental income for the six months ended June 30, 2024 increased 4.0% compared to the same period in 2023. Core RV and marina annual base rental income increased 7.3% for the six months ended June 30, 2024, compared to the same period in 2023.
Property Operating Expenses
Core property operating expenses, excluding property management for the quarter ended June 30, 2024 increased 3.4% compared to the same period in 2023. For the six months ended June 30, 2024, Core property operating expenses, excluding property management increased 3.7% compared to same period in 2023.
Balance Sheet Activity
On July 18, 2024, we closed on a modification of our $500 million unsecured line of credit to extend the maturity date to July 18, 2028 and add an option to extend the maturity date on our $300 million senior unsecured term loan to April 16, 2027. All other material terms, including interest rate terms, will remain the same.

ii

Guidance Update (1)

($ in millions, except per share data)			2024
			Third quarter	Full Year
Net Income per Common Share			$0.42 to $0.48	$1.89 to $1.99
FFO per Common Share and OP Unit			$0.69 to $0.75	$2.96 to $3.06
Normalized FFO per Common Share and OP Unit			$0.69 to $0.75	$2.86 to $2.96

	2023 Actual		2024 Growth Rates
Core Portfolio:	Third quarter	Full Year	Third quarter	Full Year
MH base rental income	$167.8	$668.5	5.7% to 6.3%	5.6% to 6.6%
RV and marina base rental income (2)	$109.5	$413.5	2.4% to 3.0%	3.5% to 4.5%
Property operating revenues	$332.8	$1,297.7	4.1% to 4.7%	4.5% to 5.5%
Property operating expenses, excluding property management	$149.9	$562.3	4.1% to 4.7%	3.3% to 4.3%
Income from property operations, excluding property management	$182.9	$735.4	4.2% to 4.8%	5.4% to 6.4%

Non-Core Portfolio:			2024 Full Year
Income from property operations, excluding property management			$14.0 to $18.0

Other Guidance Assumptions:			2024 Full Year
Property management and general administrative			$113.2 to $119.2
Debt assumptions:
Weighted average debt outstanding			$3,400 to $3,600
Interest and related amortization			$140.6 to $146.6
______________________
1.    Third quarter and full year 2024 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimates presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, are incorrect. See Forward-Looking Statements in this press release for additional factors impacting our 2024 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Core RV and marina annual revenue represents approximately 67.4% and 69.9% of third quarter 2024 and full year 2024 RV and marina base rental income guidance, respectively. Core RV and marina annual revenue third quarter 2024 growth rate range is 6.3% to 6.9% and the full year 2024 growth rate range is 6.5% to 7.5%.

iii

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 22, 2024, we own or have an interest in 452 properties in 35 states and British Columbia consisting of 172,866 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 23, 2024, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of, and our ability to remediate, material weaknesses in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Supplemental Financial Information

Financial Highlights (1)(2)

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarters Ended
	June 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Operating Information
Total revenues	$380.0	$386.6	$360.6	$388.8	$370.0
Consolidated net income	$82.1	$115.3	$96.4	$80.7	$66.0
Net income available for Common Stockholders	$78.3	$109.9	$91.9	$77.0	$62.9
Adjusted EBITDAre	$164.3	$186.3	$171.1	$167.0	$157.7
FFO available for Common Stock and OP Unit holders	$134.7	$167.4	$148.5	$133.8	$118.6
Normalized FFO available for Common Stock and OP Unit holders	$128.5	$152.7	$138.2	$133.9	$124.9
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders	$108.3	$136.9	$109.2	$107.8	$98.3

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,621	195,598	195,531	195,525	195,514
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,465	195,545	195,475	195,440	195,430
Net income per Common Share - Fully Diluted (3)	$0.42	$0.59	$0.49	$0.41	$0.34
FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.86	$0.76	$0.68	$0.61
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66	$0.78	$0.71	$0.68	$0.64
Dividends per Common Share	$0.4775	$0.4775	$0.4475	$0.4475	$0.4475

Balance Sheet
Total assets	$5,645	$5,630	$5,614	$5,626	$5,586
Total liabilities	$4,135	$4,110	$4,115	$4,129	$4,083

Market Capitalization
Total debt (4)	$3,499	$3,507	$3,548	$3,533	$3,479
Total market capitalization (5)	$16,240	$16,104	$17,341	$15,990	$16,557

Ratios
Total debt / total market capitalization	21.5%	21.8%	20.5%	22.1%	21.0%
Total debt / Adjusted EBITDAre (6)	5.1	5.1	5.3	5.4	5.4
Interest coverage (7)	5.1	5.2	5.2	5.3	5.4
Fixed charges (8)	5.1	5.1	5.1	5.1	5.2

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $27.8 million as of June 30, 2024.
5.See page 14 for the calculation of market capitalization as of June 30, 2024.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2024 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,682	$2,088,657
Land improvements	4,490,978	4,380,649
Buildings and other depreciable property	1,225,474	1,236,985
	7,805,134	7,706,291
Accumulated depreciation	(2,544,276)	(2,448,876)
Net investment in real estate	5,260,858	5,257,415
Cash and restricted cash	35,658	29,937
Notes receivable, net	51,504	49,937
Investment in unconsolidated joint ventures	86,439	85,304
Deferred commission expense	54,882	53,641
Other assets, net	156,134	137,499
Total Assets	$5,645,475	$5,613,733

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,959,443	$2,989,959
Term loans, net	498,007	497,648
Unsecured line of credit	14,000	31,000
Accounts payable and other liabilities	177,819	151,567
Deferred membership revenue	228,099	218,337
Accrued interest payable	11,978	12,657
Rents and other customer payments received in advance and security deposits	152,433	126,451
Distributions payable	93,402	87,493
Total Liabilities	4,135,181	4,115,112
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2024 and December 31, 2023; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 186,516,405 and 186,426,281 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	1,917	1,917
Paid-in capital	1,646,160	1,644,319
Distributions in excess of accumulated earnings	(213,486)	(223,576)
Accumulated other comprehensive income	5,292	6,061
Total Stockholders’ Equity	1,439,883	1,428,721
Non-controlling interests – Common OP Units	70,411	69,900
Total Equity	1,510,294	1,498,621
Total Liabilities and Equity	$5,645,475	$5,613,733

2Q 2024 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Rental income	$300,788	$288,655	$617,386	$585,106
Annual membership subscriptions	16,369	16,189	32,584	32,159
Membership upgrade sales (1)	4,050	3,614	7,997	7,119
Other income	16,197	17,911	31,746	35,625
Gross revenues from home sales, brokered resales and ancillary services	37,565	38,913	67,618	71,046
Interest income	2,420	2,259	4,588	4,347
Income from other investments, net	2,630	2,473	4,668	4,564
Total revenues	380,019	370,014	766,587	739,966

Expenses:
Property operating and maintenance	126,105	122,214	240,888	234,697
Real estate taxes	20,099	18,832	40,886	37,148
Membership sales and marketing (2)	6,126	5,521	11,423	10,359
Property management	19,436	19,359	39,146	38,823
Depreciation and amortization	51,344	51,464	102,452	101,966
Cost of home sales, brokered resales and ancillary services	27,650	29,268	49,617	52,409
Home selling expenses and ancillary operating expenses	7,472	7,170	13,619	14,094
General and administrative	8,985	16,607	20,974	28,268
Casualty-related charges/(recoveries), net (3)	(6,170)	—	(21,013)	—
Other expenses	1,387	1,381	2,718	2,849
Interest and related amortization	36,037	33,122	69,580	65,710
Total expenses	298,471	304,938	570,290	586,323
Income before income taxes and other items	81,548	65,076	196,297	153,643
Gain/(Loss) on sale of real estate and impairment, net	—	—	—	(2,632)
Income tax benefit	—	—	239	—
Equity in income of unconsolidated joint ventures	579	973	862	1,497
Consolidated net income	82,127	66,049	197,398	152,508

Income allocated to non-controlling interests – Common OP Units	(3,822)	(3,121)	(9,188)	(7,209)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$78,297	$62,920	$188,202	$145,291

_____________________
1.Membership upgrade sales revenue is net of deferrals of $4.7 million and $5.7 million for the quarters ended June 30, 2024 and June 30, 2023, respectively. See page 13 for details of membership sales activity.
2.Membership sales and marketing expense is net of sales commission deferrals of $0.9 million for both quarters ended June 30, 2024 and June 30, 2023. See page 13 for details of membership sales activity.
3.Casualty-related charges/(recoveries), net for the quarter ended June 30, 2024 includes debris removal and cleanup costs related to Hurricane Ian of $0.7 million and insurance recovery revenue of $6.9 million including $6.2 million for reimbursement of capital expenditures related to Hurricane Ian. Casualty-related charges/(recoveries), net for the six months ended June 30, 2024 includes debris removal and cleanup costs related to Hurricane Ian of $1.2 million and insurance recovery revenue of $22.3 million including $21.0 million for reimbursement of capital expenditures related to Hurricane Ian.

2Q 2024 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-19.

2Q 2024 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures (1)

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2024
Income from property operations, excluding property management - Core (2)	$181.8
Income from property operations, excluding property management - Non-Core (2)	3.3
Property management and general and administrative	(28.4)
Other income and expenses	7.8
Interest and related amortization	(36.0)
Normalized FFO available for Common Stock and OP Unit holders (3)	$128.5
Insurance proceeds due to catastrophic weather event (4)	6.2
FFO available for Common Stock and OP Unit holders	$134.7

FFO per Common Share and OP Unit	$0.69
Normalized FFO per Common Share and OP Unit	$0.66

Normalized FFO available for Common Stock and OP Unit holders	$128.5
Non-revenue producing improvements to real estate	(20.2)
FAD for Common Stock and OP Unit holders	$108.3

Weighted average Common Shares and OP Units - Fully Diluted	195.5

______________________
1.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
2.See pages 8-9 for details of the Core Income from Property Operations, excluding property management. See page 10 for details of the Non-Core Income from Property Operations, excluding property management.
3.Amounts may not foot due to rounding.
4.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.

2Q 2024 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income available for Common Stockholders	$78,297	$62,920	$188,202	$145,291
Income allocated to non-controlling interests – Common OP Units	3,822	3,121	9,188	7,209
Depreciation and amortization	51,344	51,464	102,452	101,966
Depreciation on unconsolidated joint ventures	1,200	1,081	2,251	2,216
(Gain)/Loss on unconsolidated joint ventures	—	—	—	(416)
(Gain)/Loss on sale of real estate and impairment, net	—	—	—	2,632
FFO available for Common Stock and OP Unit holders	134,663	118,586	302,093	258,898
Deferred income tax benefit	—	—	(239)	—
Accelerated vesting of stock-based compensation expense	—	6,320	—	6,320
Transaction/pursuit costs and other (1)	—	—	383	207
Insurance proceeds due to catastrophic weather event (2)	(6,170)	—	(21,013)	—
Normalized FFO available for Common Stock and OP Unit holders	128,493	124,906	281,224	265,425
Non-revenue producing improvements to real estate	(20,220)	(26,573)	(36,042)	(44,685)
FAD for Common Stock and OP Unit holders	$108,273	$98,333	$245,182	$220,740

Net income per Common Share - Basic	$0.42	$0.34	$1.01	$0.78
Net income per Common Share - Fully Diluted (3)	$0.42	$0.34	$1.01	$0.78

FFO per Common Share and OP Unit - Basic	$0.69	$0.61	$1.55	$1.33
FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.61	$1.55	$1.33

Normalized FFO per Common Share and OP Unit - Basic	$0.66	$0.64	$1.44	$1.36
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66	$0.64	$1.44	$1.36

Weighted average Common Shares outstanding - Basic	186,318	186,023	186,303	185,962
Weighted average Common Shares and OP Units outstanding - Basic	195,423	195,263	195,408	195,213
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,465	195,430	195,505	195,388

____________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2024 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
MH base rental income (2)	$176.7	$166.4	$351.8	$331.0
Rental home income (2)	3.4	3.7	6.9	7.6
RV and marina base rental income (2)	103.4	101.9	223.5	213.5
Annual membership subscriptions	16.4	16.2	32.6	32.1
Membership upgrade sales (3)	4.1	3.6	8.0	7.1
Utility and other income (2)(4)	34.6	35.9	69.5	71.2
Property operating revenues	338.6	327.7	692.3	662.5

Property operating, maintenance and real estate taxes (2)	147.4	142.4	284.4	274.3
Membership sales and marketing (3)	6.1	5.5	11.4	10.4
Property operating expenses, excluding property management (1)	153.5	147.9	295.8	284.7
Income from property operations, excluding property management (1)	$185.1	$179.8	$396.5	$377.8

Manufactured home site figures and occupancy averages:
Total sites (5)	73,006	72,729	73,007	72,723
Occupied sites	68,928	68,792	68,922	68,820
Occupancy %	94.4%	94.6%	94.4%	94.6%
Monthly base rent per site	$854	$806	$851	$802

RV and marina base rental income:
Annual	$76.6	$72.7	$152.0	$142.1
Seasonal	8.0	9.5	37.5	37.4
Transient	18.8	19.7	34.0	34.0
Total RV and marina base rental income	$103.4	$101.9	$223.5	$213.5

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.See page 13 for details of membership sales activity.
4.Includes approximately $1.9 million and $4.0 million of business interruption income from Hurricane Ian during the quarters ended June 30, 2024 and June 30, 2023, respectively and $3.8 million and $8.0 million for the six months ended June 30, 2024 and June 30, 2023, respectively.
5.For June 30, 2024, includes 293 MH expansion sites added during the quarter ended December 31, 2023.

2Q 2024 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	Change (2)	2024	2023	Change (2)
MH base rental income	$176.5	$166.3	6.2%	$351.5	$330.7	6.3%
Rental home income	3.4	3.7	(8.7)%	6.9	7.5	(9.0)%
RV and marina base rental income	100.6	98.6	2.0%	216.2	208.0	4.0%
Annual membership subscriptions	16.3	16.1	1.3%	32.6	31.9	2.0%
Membership upgrade sales (3)	4.0	3.6	12.0%	8.0	7.1	12.9%
Utility and other income	31.4	29.4	6.6%	62.5	58.9	6.1%
Property operating revenues	332.2	317.7	4.6%	677.7	644.1	5.2%

Utility expense	38.0	36.5	4.2%	76.7	74.9	2.4%
Payroll	30.9	31.1	(0.6)%	58.6	59.2	(1.0)%
Repair & maintenance	26.6	26.4	0.6%	47.4	48.3	(1.7)%
Insurance and other (4)	29.1	27.5	5.9%	55.5	50.5	9.9%
Real estate taxes	19.7	18.4	6.8%	40.1	36.3	10.5%
Membership sales and marketing (3)	6.1	5.5	10.8%	11.4	10.3	10.4%
Property operating expenses, excluding property management (1)	150.4	145.4	3.4%	289.7	279.5	3.7%
Income from property operations, excluding property management (1)	$181.8	$172.3	5.5%	$388.0	$364.7	6.4%

Occupied sites (5)	68,933	68,778

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.See page 13 for details of membership sales activity.
4.Includes bad debt expense for the periods presented.
5.Occupied sites are presented as of the end of the period.

2Q 2024 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023		2024	2023
Core manufactured home site figures and occupancy averages:
Total sites	72,592	72,468		72,593	72,462
Occupied sites	68,870	68,734		68,864	68,762
Occupancy %	94.9%	94.8%		94.9%	94.9%
Monthly base rent per site	$854	$806		$850	$801

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	Change (1)	2024	2023	Change (1)
Core RV and marina base rental income:
Annual (2)	$74.4	$69.7	6.6%	$147.3	$137.3	7.3%
Seasonal	7.7	9.3	(16.7)%	36.1	36.9	(2.4)%
Transient	18.5	19.6	(5.6)%	32.8	33.8	(2.7)%
Total Seasonal and Transient	$26.2	$28.9	(9.2)%	$68.9	$70.7	(2.5)%
Total RV and marina base rental income	$100.6	$98.6	2.0%	$216.2	$208.0	4.0%

	Quarters Ended June 30,			Six Months Ended June 30,
	2024	2023	Change (1)	2024	2023	Change (1)
Core utility information:
Income	$17.6	$16.4	7.2%	$35.6	$34.0	4.7%
Expense	38.0	36.5	4.2%	76.7	74.9	2.4%
Expense, net	$20.4	$20.1	1.5%	$41.1	$40.9	0.5%

Utility recovery rate (3)	46.3%	44.9%		46.4%	45.4%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99.2% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

2Q 2024 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2024	June 30, 2024
MH base rental income	$0.2	$0.3
RV and marina base rental income	2.8	7.3
Utility and other income	3.4	7.0
Property operating revenues	6.4	14.6

Property operating expenses, excluding property management (1)(2)	3.1	6.1
Income from property operations, excluding property management (1)	$3.3	$8.5

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

2Q 2024 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total new home sales volume	255	226	446	402
New home sales gross revenues	$22,706	$23,038	$40,406	$41,352

Total used home sales volume	59	66	113	168
Used home sales gross revenues	$1,240	$1,034	$2,078	$2,209

Brokered home resales volume	152	201	261	335
Brokered home resales gross revenues	$649	$876	$1,221	$1,551

Rental Homes - Select Data	Quarters Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Rental operations revenues (1)	$8,597	$9,827	$17,655	$20,085
Rental home operations expense (2)	1,557	1,158	2,926	2,117
Depreciation on rental homes (3)	2,492	2,802	5,060	5,549

Occupied rentals: (4)
New	1,790	2,236
Used	226	292
Total occupied rental sites	2,016	2,528

	As of June 30, 2024		As of June 30, 2023
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$227,569	$187,382	$257,978	$226,759
Used	11,521	7,124	13,491	9,616
Total rental homes	$239,090	$194,506	$271,469	$236,375

______________________
1.For the quarters ended June 30, 2024 and 2023, approximately $5.2 million and $6.1 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 8-9. The remainder of the rental operations revenue for the quarters ended June 30, 2024 and 2023 is included in Rental home income in the Core Income from Property Operations on pages 8-9.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 7. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 8-9.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
4.Includes occupied rental sites as of the end of the period in our Core portfolio.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

2Q 2024 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of June 30, 2024
Sites (1)
MH sites	73,000
RV sites:
Annual	34,500
Seasonal	11,800
Transient	16,900
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,800
Total	172,900

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 117,100 members. Includes approximately 5,900 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,800 transient sites.

2Q 2024 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

	Years Ended December 31,				Six Months Ended June 30,
Campground and Membership Revenue ($ in thousands, unaudited)	2020	2021	2022	2023	2024
Annual membership subscriptions	$53,085	$58,251	$63,215	$65,379	$32,584
Annual RV base rental income	$20,761	$23,127	$25,945	$27,842	$14,336
Seasonal/Transient RV base rental income	$18,126	$25,562	$24,316	$20,996	$8,893
Membership upgrade sales	$9,677	$11,191	$12,958	$14,719	$7,997
Utility and other income	$2,426	$2,735	$2,626	$2,544	$993

Membership Count
Total Memberships (1)	116,169	125,149	128,439	121,002	117,115
Paid Membership Origination	20,587	23,923	23,237	20,758	10,524
Promotional Membership Origination	23,542	26,600	28,178	25,232	12,283
Membership Upgrade Sales Volume (2)	3,373	4,863	4,068	3,858	1,776

Campground Metrics
Membership Campground Count	81	81	82	82	82
Membership Campground RV Site Count	24,800	25,100	25,800	26,000	26,000
Annual Site Count (3)	5,986	6,320	6,390	6,154	5,891

Membership Sales Activity ($ in thousands, unaudited)	Quarters Ended June 30,
	2024	2023

Membership upgrade sales current period, gross	$8,785	$9,278
Membership upgrade sales upfront payments, deferred, net	(4,735)	(5,664)
Membership upgrade sales	$4,050	$3,614

Membership sales and marketing, gross	$(6,979)	$(6,392)
Membership sales commissions, deferred, net	853	871
Membership sales and marketing	$(6,126)	$(5,521)

______________________
1.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.
3.Sites that have been rented by members for an entire year.

2Q 2024 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2024

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,985	85.3%
Unsecured Debt			514	14.7%
Total Debt (1)			$3,499	100.0%	21.5%

Common Shares	186,516,405	95.3%
OP Units	9,104,654	4.7%
Total Common Shares and OP Units	195,621,059	100.0%
Common Stock price at June 30, 2024	$65.13
Fair Value of Common Shares and OP Units			$12,741	100.0%
Total Equity			$12,741	100.0%	78.5%

Total Market Capitalization			$16,240		100.0%

______________________
1.    Excludes deferred financing costs of approximately $27.8 million.

2Q 2024 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2024
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2024	$—	—%	—%	—
2025	89,056	3.45%	2.55%	0.77
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	199,098	4.19%	5.69%	4.20
2029	272,049	4.92%	7.77%	5.18
2030	275,385	2.69%	7.87%	5.75
2031	246,576	2.46%	7.05%	6.89
2032	202,000	2.47%	5.77%	8.21
2033	345,019	4.83%	9.86%	9.31
Thereafter	1,356,053	3.88%	38.75%	13.43
Total	$2,985,236	3.77%	85.31%	9.59

Unsecured Term Loans
2024	$—	—%	—%	—
2025	—	—%	—%	—
2026	300,000	6.05%	8.57%	1.82
2027	200,000	4.88%	5.72%	2.60
2028	—	—%	—%	—
Thereafter	—	—%	—%	—
Total	$500,000	5.58%	14.29%	2.13

Total Secured and Unsecured	$3,485,236	4.03%	99.60%	8.50

Line of Credit Borrowing (1)	14,000	6.65%	0.40%	—

Note Premiums and Unamortized loan costs	(27,786)

Total Debt, Net	$3,471,449	4.21% (2)	100%

_____________________
1.The floating interest rate on the line of credit is SOFR plus 0.10% plus 1.25% to 1.65%. During the quarter ended June 30, 2024, the effective interest rate on the line of credit borrowings was 6.65%.
2.Reflects effective interest rate for the quarter ended June 30, 2024, including interest associated with the line of credit and amortization of deferred financing costs.

2Q 2024 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions have been revised and do not include adjustments in respect to membership upgrade sales: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses, excluding property management; and (vii) Income from property operations, excluding property management. For comparability, prior periods’ non-GAAP financial measures have also been updated.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2024 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2024	2023	2024	2023
Net income available for Common Stockholders	$78,297	$62,920	$188,202	$145,291
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	3,822	3,121	9,188	7,209
Consolidated net income	82,127	66,049	197,398	152,508
Equity in income of unconsolidated joint ventures	(579)	(973)	(862)	(1,497)
Income tax benefit	—	—	(239)	—
(Gain)/Loss on sale of real estate and impairment, net	—	—	—	2,632
Gross revenues from home sales, brokered resales and ancillary services	(37,565)	(38,913)	(67,618)	(71,046)
Interest income	(2,420)	(2,259)	(4,588)	(4,347)
Income from other investments, net	(2,630)	(2,473)	(4,668)	(4,564)
Property management	19,436	19,359	39,146	38,823
Depreciation and amortization	51,344	51,464	102,452	101,966
Cost of home sales, brokered resales and ancillary services	27,650	29,268	49,617	52,409
Home selling expenses and ancillary operating expenses	7,472	7,170	13,619	14,094
General and administrative	8,985	16,607	20,974	28,268
Casualty-related charges/(recoveries), net (1)	(6,170)	—	(21,013)	—
Other expenses	1,387	1,381	2,718	2,849
Interest and related amortization	36,037	33,122	69,580	65,710
Income from property operations, excluding property management	185,074	179,802	396,516	377,805
Property management	(19,436)	(19,359)	(39,146)	(38,823)
Income from property operations	$165,638	$160,443	$357,370	$338,982

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

____________________
1.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.

2Q 2024 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2024	2023	2024	2023
Consolidated net income	$82,127	$66,049	$197,398	$152,508
Interest income	(2,420)	(2,259)	(4,588)	(4,347)
Real estate depreciation and amortization	51,344	51,464	102,452	101,966
Other depreciation and amortization	1,387	1,339	2,705	2,690
Interest and related amortization	36,037	33,122	69,580	65,710
Income tax benefit	—	—	(239)	—
Loss on sale of real estate and impairment, net	—	—	—	2,632
Adjustments to our share of EBITDAre of unconsolidated joint ventures	2,027	1,268	3,907	2,991
EBITDAre	170,502	150,983	371,215	324,150
Stock-based compensation expense	—	6,320	—	6,320
Transaction/pursuit costs and other (1)	—	—	383	207
Insurance proceeds due to catastrophic weather event (2)	(6,170)	—	(21,013)	—
Adjusted EBITDAre	$164,332	$157,303	$350,585	$330,677

CORE. The Core properties include properties we owned and operated during all of 2023 and 2024. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2024 include properties that were not owned and operated during all of 2023 and 2024, including six properties in Florida impacted by Hurricane Ian and two properties in California that were impacted by storm and flooding events. The 2024 guidance reflects Non-Core properties in 2024, which includes properties not owned and operated during all of 2023 and 2024.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Represents insurance recovery revenue for reimbursement of capital expenditures related to Hurricane Ian.

2Q 2024 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	Third Quarter 2024	Full Year 2024
Net income per Common Share	$0.42 to $0.48	$1.89 to $1.99
Depreciation and amortization	0.27	1.07
FFO per Common Share and OP Unit - Fully Diluted	$0.69 to $0.75	$2.96 to $3.06
Other	$—	$(0.11)
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.69 to $0.75	$2.86 to $2.96
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

2Q 2024 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.